SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2003

SCS TRANSPORTATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-49983	48-1229851

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4435 Main Street, Suite 930, Kansas City, Missouri	64111

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (816) 960-3664

No Changes.

(Former name or former address, if changed since last report.)

SIGNATURE

Item 9. Regulation FD Disclosure

SCS Transportation, Inc. (NASDAQ: SCST), a leading multi-regional trucking transportation company, today announced that earnings for the quarter ending March 31, 2003 are expected to be below the $.10 to $.14 per share guidance previously announced on January 24th, due primarily to effects of unusually harsh winter weather in February.

Actual results for the quarter will be dependent on the strength of March performance. Assuming more normalized experience with weather and other risk factors, first-quarter earnings are now expected to be in the range of $.05 to $.08 per share. Due to seasonality, the first quarter is typically the company’s weakest quarter of the year.

“Our January results were trending toward the higher end of the original guidance and our core operating fundamentals remain intact. However, the severity of storms during the weeks of February 17th and February 24th significantly hurt performance in our Northeast, Southeast and South Central markets. Additionally, two unusually large cargo claims totaling $0.4 million further impacted quarterly results to date,” said Bert Trucksess, chairman, president and chief executive officer of SCS Transportation.

The company plans to update its annual guidance for 2003 in its first-quarter earnings release scheduled for the week of April 21st.

SCS Transportation, Inc. (NASDAQ: SCST) is a leading transportation company providing regional and interregional less-than-truckload (LTL) and selected truckload (TL) service solutions to more than 71,000 customers across the United States. With 2002 revenue of $775 million, its operating subsidiaries are Saia, based in Duluth, Ga.; and Jevic, based in Delanco, N.J. Headquartered in Kansas City, Mo., SCS Transportation (www.scstransportation.com) has approximately 7,500 employees nationwide.

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release contains these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words or expressions are intended to identify forward-looking statements. We use such forward-looking statements regarding our future financial condition and results of operations and our business operations in this release. All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. These factors and risks include, but are not limited to, general economic conditions; labor relations; governmental regulations, cost and availability of fuel; inclement weather; competitive initiatives and pricing pressures; self-insurance claims and other expense volatility; and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.

The information in this Current Report is being furnished pursuant to Item 9 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this Current Report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this Current Report contains is material investor information that is not otherwise publicly available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCS TRANSPORTATION, INC. (Registrant)

Date: March 3, 2003	By:/s/ James J. Bellinghausen James J. Bellinghausen Vice President of Finance and Chief Financial Officer